UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017 (December 19, 2017)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Farmington Avenue Hartford, CT 06156
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 273-0123

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on December 3, 2017 Aetna Inc. (“Aetna”) entered into an Agreement and Plan of Merger with CVS Health Corporation and Hudson Merger Sub Corp. (the “Merger Agreement”). Certain Aetna executive officers might be subject to tax penalties applicable to benefits they may receive if their employment is terminated upon or following the closing of the transactions contemplated by the Merger Agreement. These adverse tax consequences can be mitigated if certain amounts that would otherwise become vested or payable in the ordinary course of business in 2018 are vested and paid before the end 2017. Accordingly, on December 19, 2017, the Committee on Compensation and Talent Management (the “Committee”) of the Aetna Board of Directors determined that the applicable performance measures for the performance stock units (“PSUs”) granted to Aetna’s executive officers in 2015 have been achieved at a level of 120% of the target level of performance and approved the vesting and payment of the following amounts to the affected executive officers before the end 2017:

•	the vesting on December 27, 2017 of the following PSUs granted in 2015: for Richard M. Jelinek, Executive Vice President, Enterprise Strategy - 2,276 PSUs originally scheduled to vest on November 2, 2018 (which at 120% of target will convert to 2,732 Aetna common shares); and for Gary W. Loveman, Executive Vice President, Consumer Health and Services - 11,132 PSUs originally scheduled to vest on October 26, 2018 (which at 120% of target will convert to 13,359 Aetna common shares); and

•	the vesting on December 27, 2017 of the following restricted stock units (“RSUs”) granted in 2015: for Mr. Jelinek - 26,011 RSUs originally scheduled to vest November 2, 2018; for Mr. Loveman - 27,830 RSUs originally scheduled to vest on October 26, 2018; and for Thomas J. Sabatino, Jr., Executive Vice President and General Counsel - 21,842 RSUs originally scheduled to vest on May 10, 2018.

Each vested RSU represents one Aetna common share. Vested PSUs and vested RSUs will be paid in Aetna common shares, net of taxes.

These measures were taken solely for the inherent tax efficiencies. The affected executive officers will forfeit other significant compensation awards if they resign or are terminated for cause in the future. The Committee believes that these executive officers’ remaining awards provide ample retention and performance incentives for these executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.

Date:	December 22, 2017	By:	/s/ Heather Dixon
			Name:	Heather Dixon
			Title:	Vice President, Controller and Chief Accounting Officer